September 1997

$1,500,000,000
Private Placement of Commercial Paper Notes

THE COMMERCIAL PAPER NOTES ("NOTE") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND INITIAL SALE OF THE NOTES MAY BE MADE ONLY TO INSTITUTIONAL INVESTORS APPROVED AS "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501 (a) UNDER THE ACT) BY CHEMICAL SECURITIES INC. ("CSI") OR ANOTHER AUTHORIZED PLACEMENT AGENT, AN ("AUTHORIZED PLACEMENT AGENT"). SUBSEQUENT SALES OF THE NOTES MAY BE MADE ONLY TO INSTITUTIONAL INVESTORS APPROVED AS ACCREDITED INVESTORS BY AN AUTHORIZED PLACEMENT AGENT OR TO "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER THE ACT). BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER REPRESENTS
(1) THAT THE NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF: (2) THAT IT IS AN ACCREDITED INVESTOR OR, IN THE CASE OF RESALES PURSUANT TO RULE 144A, THAT
IT IS A QUALIFIED INSTITUTIONAL BUYER; (3) THAT IT UNDERSTANDS THAT THE NOTE MAY BE SOLD TO IT PURSUANT TO RULE 144A; (4) THAT IT AGREES THAT ANY RESALE OF THE NOTE WILL BE MADE ONLY IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT AND ONLY (A) TO AN AUTHORIZED PLACEMENT AGENT, (B) THROUGH
AN AUTHORIZED PLACEMENT AGENT TO AN APPROVED INSTITUTIONAL ACCREDITED INVESTOR OR A QUALIFIED INSTITUTIONAL BUYER OR (C) DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MADE PURSUANT TO RULE 144A; AND
(5) AS TO THE OTHER MATTER SET FORTH UNDER THE SECTION "PRIVATE PLACEMENT" CONTAINED HEREIN.

CREDIT RATINGS

                                     Commercial Paper

Standard & Poor's Ratings Service         A-2
Moody's Investors Service                 P-2

TERMS OF COMMERCIAL PAPER NOTES

Issuer:                       Humana Inc. (the "Company").

Incorporation:                Delaware

Program Size:                 Authorized to a maximum outstanding
                              of $1,500,000,000.

Securities:                   Unsecured commercial paper notes (the "Notes"),
                              ranking pari passu with Humana Inc.'s other unsubordinated and unsecured indebtedness.

Exemption:                    The Notes are exempt from registration under
                              the Securities Act of 1933 pursuant to Section
                              4(2), as amended, and cannot be resold unless registered or pursuant to an exemption from registration.

Offering Price:               Par less a discount representing an interest
                              factor or, if interest bearing, at par.

Denominations:                Minimum of $250,000.

Maturities:                   Up to 270 days from date of issue.

Redemption:                   The Notes will not be redeemed prior to
                              maturity or be subject to voluntary prepayment.

Form: Each Note will be evidenced by (i) a note certificate issued in bearer form or (ii) one of two master notes (interest bearing or discount) registered in the name of the nominee of the Depository Trust Company ("DTC"). Each master note (the "Book-Entry Notes") will be deposited with the Issuing and Paying Agent as subcustodian for DTC or its successor. The Company has been advised that DTC will record, by appropriate entries on its book-entry registration and transfer system, the respective amounts payable in respect of Book-Entry Notes. Payments by DTC participants to purchasers for whom a DTC participant is acting as agent in respect of Book-Entry Notes will be governed by the standing instructions and customary practices under which securities are held at DTC through DTC participants.

Settlement:                   Unless otherwise agreed to, same day basis, in
                              immediately available funds.

Issuing & Paying Agent:       The Chase Manhattan Bank
                              55 Water St. - 2nd Floor, Room 234
                              New York, NY  10041
USE OF PROCEEDS

Proceeds from the sale of the commercial paper notes will be used to meet working capital requirements and for general corporate purposes, including the funding of acquisitions and share repurchases.

BANK FACILITIES

Humana Inc. maintains unsecured bank borrowing facilities sufficient to support the commercial paper outstanding.

PRIVATE PLACEMENT

The Commercial Paper Notes (the "Notes") have not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemption from registration provided by Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. The Notes are being offered initially only to accredited investors in minimum denominations of $250,000. In the case of a non-bank purchaser acting as a fiduciary for one or more third parties, each third party must be an accredited investor and must purchase at least $250,000 in Notes. Each purchaser of a Note from or through an Authorized Placement Agent will be deemed to have represented and agreed as follows: (1) the purchaser understands that the Notes are being issued only in transactions not involving any public offering within the meaning of the Act; (2) the purchaser is a sophisticated institutional investor who (A) is an "Accredited Investor" (as that term is defined in Rule 501(a) of Regulation D under the Act) (or is a fiduciary or agent (other than a U.S. bank or savings and loan association) which is purchasing the Notes for the account of an institutional Accredited Investor), (B) has knowledge and experience (or is a fiduciary or agent with sole investment discretion having such knowledge and experience) in financial and business matters and it (or such fiduciary or agent) is capable of evaluating the merits and risks of investing in the Notes, (C) has had access to such information as the purchaser deems necessary in order to make an informed investment decision, and (D) in the case of a resale of Notes pursuant to Rule 144A under the Act, is a "Qualified Institutional Buyer" as defined in Rule 144A or is a Qualified Institutional Buyer purchasing the Notes on behalf of one or more other Qualified Institutional Buyers; (3) such Note is being purchased for the purchaser's own account (or for the account of one or more institutional Accredited Investors (or, in the case of a resale pursuant to Rule 144A under the Act, one or more other Qualified Institutional Buyers) for which it is acting as duly authorized fiduciary or agent) for investment and not with a view to, or for sale in connection with, any distribution thereof; (4) if in the future the purchaser (or any such investor or any other fiduciary or agent representing such investor) decides to sell such Note prior to maturity, it will be sold only in a transaction exempt from registration under the Act, and only (A) to an Authorized Placement Agent, (B) through an Authorized Placement Agent to an institutional investor approved by an Authorized Placement Agent as an Accredited Investor or a Qualified Institutional Buyer or (C) directly to a Qualified Institutional Buyer in a transaction made pursuant to Rule 144A; (5) the purchaser understands that, although an Authorized Placement Agent may repurchase Notes, the Authorized Placement Agents are not obligated to do so, and accordingly the purchaser (or any such other investor) should be prepared to hold such Note until maturity; (6) the purchaser has had the opportunity to ask questions of, and receive answers from, the Company; (7) the purchaser acknowledges that the Authorized Placement Agents have not verified any of the information contained or incorporated by reference in this Memorandum and make no representation of any kind as to the accuracy or completeness of such information; (8) the purchaser acknowledges that Notes sold to the purchaser by an Authorized Placement Agent may be sold to the purchaser pursuant to Rule 144A under the Act; and (9) the purchaser understands that each Note will bear a legend substantially as set forth in capital letters on the cover page.

HUMANA INC.

Since 1983, the Company has offered managed health care products which integrate medical management with the delivery of health care services through a network of providers who share financial risk or who have incentives to deliver cost-effective medical services. These products are marketed primarily through health maintenance organizations ("HMOs") and preferred provider organizations ("PPOs") that require or encourage the use of contracting providers. HMOs and PPOs control health care costs by various means, including pre-admission approval for hospital inpatient services and pre-authorization of outpatient surgical procedures. The company also offers various specialty and administrative service products including dental, group life, workers' compensation, and pharmacy benefit management services.

AVAILABLE INFORMATION

Humana Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the Regional Offices of the Commission. Copies thereof may be obtained from the Commission upon payment of the prescribed fees. If available, such reports and other information may also be accessed electronically through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR"). Humana Inc. will provide without charge to each purchaser of the Notes, upon oral or written request, a copy of any and all documents filed with the Commission and any and all publicly available financial information. Requests should be directed to:
Humana Inc., 500 West Main Street, Louisville, Kentucky 40202, (502) 580-1000.

CSI AFFILIATES

Chase Manhattan Bank and other lending affiliates of CSI participate on a regular basis in various general financing and banking transactions and services for the Company. Proceeds from the sales of the Notes may be used to repay indebtedness of the Company to The Chase Manhattan Bank or other lending affiliates of CSI.

ADDITIONAL INFORMATION

If you require additional information or have any questions, please contact:

                 Ronald D. Flynn
                 Money Market Origination
                 Chase Securities Inc.
                 270 Park Avenue, 7th Floor
                 New York, NY  10017
                 Phone: (212) 834-3435
                 Fax:   (212) 834-6560

The information contained herein has been obtained from sources which CSI believes to be reliable; however, CSI makes no representation as to either the completeness or accuracy of this information.

CSI, a wholly-owned subsidiary of The Chase Manhattan Corporation, is a separate entity from The Chase Manhattan Bank and other lending affiliates. Unless expressly disclosed otherwise to you, securities sold, offered or recommended by CSI are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by an affiliated bank or other lending affiliate, and are not otherwise an obligation or responsibility of any affiliated bank or other lending affiliate.

Offering Memorandum Approval:

The information in the sections "CSI Affiliates" and "Additional Information" is particular to Chase Securities Inc. All other information contained in this memorandum has been provided by and agreed upon by the Company.

Approved:
By:         James W. Doucette
Title:      Vice President and Treasurer
Date:       September 11, 1997